Exhibit 10.1

Arena Pharmaceuticals, Inc.

-- Annual Incentive Plan --

Annual Incentive Plan – Overview

Overview

•	Each participant is assigned an incentive target, expressed as a percentage of annual salary.

•	Arena Pharmaceuticals, Inc. (“Arena”) sets corporate goals and, for participants other than the CEO, individual goals. The goals are individually weighted and may include subparts.

–	Goals will be specific and measurable.

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At the end of the applicable fiscal year, individual incentive awards are determined based upon the level of goal achievement, the quality of achievement, and the weighting of each goal. The “applicable fiscal year” means the year within which the goals are required to be achieved.

–	No award is earned/paid if weighted average combined corporate and, if applicable, individual goal completion is less than 50%.

–	Certain combinations of goal-achievement may create “multipliers” of up to 125% of the target award.

•	The Compensation Committee has the discretion to modify awards up to a 125%-of-target maximum funding level.

Individual Incentive Targets

•	Targets are based on role, level, and the market.

Target Award as a % Salary
CEO	55%
CFO, CMO, CSO, General Counsel, and SVP, Quality and Regulatory Compliance	40%

Annual Incentive Plan – Mix of Goals

Corporate vs. Individual Goals

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The CEO goals under this plan are the same as the corporate goals, and, therefore, the corporate goals with respect to the CEO are weighted 100%. The other participants’ goals are divided into corporate (weighted 60%) and individual (weighted 40%) components.

•	All participants have the same corporate goals, which aligns their interests with one another and stockholders.

•	Corporate goals are proposed by the CEO and approved by the Compensation Committee and/or the Board.

•	Individual goals are set by the CEO in partnership with each participant and reviewed by the Compensation Committee.

•	The categories of corporate goals are set forth on Annex I.

Annual Incentive Plan – Funding

Threshold

•	The minimum total weighted average completion percentage is 50% for any award to be earned.

Cap

•	Total award funding is capped at 125% of target.

Funding Relationship

•	When total weighted average completion is above 50%, the funded award will equal weighted average completion percentage.

–	For example, if weighted average completion is 95% of the total, then the award would fund at 95% of target (subject to the review and approval of the Compensation Committee).

Discretionary Adjustment

•	The Compensation Committee may use its judgment and discretion to modify or adjust the annual incentive awards.

Rules Governing the Plan

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Eligible plan participants must be actively employed at Arena on the last day of the applicable fiscal year to receive an award. Plan participants who leave Arena prior to the end of the applicable fiscal year are not eligible to receive an award.

•	Eligible plan participants whose first date of employment is between January 1 and September 30 of the applicable fiscal year will participate on a prorated basis based on their date of hire.

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Plan participants who are promoted to incentive-eligible positions (or positions with a higher incentive target) before December 31 of the applicable fiscal year will participate in the plan on a prorated basis, based on the effective date of the promotion.

•	Payment of an incentive to eligible plan participants who take a leave of absence for any reason during the applicable fiscal year will be prorated based on the time worked during such year.

•	The Compensation Committee and the Board each has the right to exclude participants and exercise discretion, including canceling the plan or any earned awards.

•	Awards under this plan will be paid prior to March 15 of the year following the applicable fiscal year.

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Participation in the Annual Incentive Plan is not a guarantee of continued employment. Arena reserves the right to terminate employment and/or participation in the Annual Incentive Plan at any time and for any reason.

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The Compensation Committee and the Board each reserve the right to change or waive any provision in the incentive plan at any time, including (but not limited to) its award formula, performance measures and payout schedule. Although Arena intends to pay incentives at levels indicated by the plan, this plan shall not obligate Arena to grant the benefits contemplated under its provisions.

•	This plan is not a contract and in no way represents a contractual obligation to pay any amount under the plan, regardless of the performance achieved during the applicable fiscal year.

Annex I

The corporate goals relate to the following categories:

(i)	progress and plans relating to research and development and, if applicable, commercialization;

(ii)	licensing and partnering efforts; and

(iii)	budget and finance.